UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)

Allen R. Hartman Hartman XX Holdings, Inc. Hartman vREIT XXI, Inc. Hartman Family Protection Trust LISA HARTMAN Charlotte Hartman VICTORIA HARTMAN MASSEY MARGARET HARTMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On January 9, Allen Hartman and the other members of the Hartman Group distributed the below email to stockholders of Silver Star Properties REIT, Inc. (“Silver Star”) regarding Silver Star’s ongoing Consent Solicitation and the Hartman Group’s opposing Consent Revocation Statement:

Subject: Consent Revocation Available – Prevent the Entrenched Board from Blocking Liquidation!

Dear Shareholder,

You should have received a consent revocation link in your email. Please click on the individualized link with your control number and submit your revocation as soon as possible.

We will work to take the necessary steps to liquidate Silver Star Properties REIT, Inc. (the “Company”), sell assets, and return capital to you in as orderly a manner as possible. Sending in your revocation is the first step.

If you have any questions on submitting your consent revocation, or to quickly submit your consent revocation by phone, please call the Company's proxy solicitor, InvestorCom, at 877-972-0090.

Please see the link to our Consent Revocation Statement below, and a link to revoke your consent online with your control number:

Consent Revocation Statement: https://www.sec.gov/Archives/edgar/data/1446687/000110465924002328/tm242445d1_defc14a.htm

Link to Revoke Consent Online:

https://www.iproxydirect.com/HARTMAN

The Company has indicated that its consent solicitation will end at 5:00 p.m. Eastern Time on January 29, 2024, 5:00 p.m. Eastern Time, or earlier if they receive the requisite consents to pass their proposals.  To prevent the passage of the Company’s proposals, please provide your consent revocation to us immediately.

For more information, please watch the below video: https://youtu.be/vqXkVOkGJQM?si=49NEnmrdXknDFpj8

Thank you,

Al Hartman

IR@hartman-investments.com

(713) 234-5011

Additional Information

On January 9, 2024, the persons identified on the cover page hereto (collectively, the “Hartman Group”) filed a Definitive Consent Revocation Statement on Schedule 14A (the “Definitive Consent Revocation Statement”), together with a BLUE consent revocation card, with the SEC in connection with the consent solicitation initiated by Silver Star Properties REIT, Inc. (the “Consent Solicitation”). STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE HARTMAN GROUP FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the Definitive Consent Revocation Statement, and any amendments or supplements thereto, and any other documents (including the BLUE consent revocation card) at the SEC’s website (http://www.sec.gov). PLEASE DO NOT MAKE ANY DECISION REGARDING SILVER STAR’S CONSENT SOLICITATION UNTIL YOU RECEIVE OUR MATERIALS.

Certain Information Regarding Participants

The respective members of the Hartman Group may be deemed to be participants in the solicitation of consent revocation cards from stockholders in connection with the Consent Solicitation. Additional information regarding the identity of these participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Consent Revocation Statement and any other materials to be filed with the SEC in connection with the Consent Solicitation.